July 2, 2010

The Jones Financial Companies, L.L.L.P.

12555 Manchester Road

St. Louis, Missouri 63131-3729

Re:	The Jones Financial Companies, L.L.L.P.;
$275,000,000 Aggregate Amount of Limited Partnership Interests

Ladies and Gentlemen:

We have acted as counsel to The Jones Financial Companies, L.L.L.P., a Missouri limited liability limited partnership (the “Partnership”). in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended. Unless otherwise indicated, each defined term has the meaning ascribed to it in the Registration Statement. This opinion is being delivered in connection with the Registration Statement.

In connection with this opinion, we have examined and are familiar with originals and copies, certified or otherwise identified to our satisfaction, of the (i) Registration Statement, (ii) the representation letter of the Partnership (“Tax Representation Letter”), and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts.

In rendering our opinion, we have assumed, with your permission, that (i) the information set forth in the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the date and time the Registration Statement is declared effective by the Commission (the “Effective Time”), (ii) the representations in the Tax Representation Letter will be true, complete and correct at all times up to and including the Effective Time, and (iii) the legal capacity of each natural person, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts.

In rendering our opinion, we have considered the applicable provisions of (a) the Internal Revenue Code of 1986 (the “Code”) as in effect on the date hereof, and our

    Exhibit 8.1

The Jones Financial Companies, L.L.L.P.

July 2, 2010

interpretations of the Code, (b) the applicable Treasury Regulations as currently in effect (the “Regulations”), (c) current administrative interpretations by the Service of the Regulations and the Code, and (d) existing judicial decisions, all of which are subject to change or modification at any time (possibly with retroactive effect) and such other authorities as we have considered relevant.

Based solely upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein and the assumptions, qualifications and limitations set forth in the Registration Statement, we are of the opinion that the discussion set forth in the Registration Statement under the heading “Material United States Tax Consequences,” to the extent that such discussion relates to matters of United States federal income tax law, is accurate in all material respects.

We express our opinion herein only to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of owning an Interest under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States. This opinion represents judgments concerning complex and uncertain issues, and is not binding upon the Internal Revenue Service (“Service”) or any other taxing authority. No assurance can be given that our opinion will not be challenged by the Service or any other taxing authority, or that any such challenge will not be successful.

The foregoing opinions reflect our best professional judgment as to the correct United States federal income tax consequences of the transaction to which this opinion relates. Our opinion is expressly conditioned on, among other things, the accuracy of all such facts, information, statements and representations as of the date hereof. Any material change in the law, authorities, or facts referred to, set forth, relied upon or assumed herein, or in the transaction documents could affect the conclusions stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (a) in applicable law or (b) that would cause any statement, representation or assumption herein to no longer be true or correct.

This opinion has been prepared for the Partnership in connection with the Registration Statement. The use of this opinion is limited to the Partnership and its partners. It may not be relied upon in any manner or for any purpose by any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

The Jones Financial Companies, L.L.L.P.

July 2, 2010

Very truly yours,

/s/ Bryan Cave LLP

BRYAN CAVE LLP